Exhibit 99.1

DIGITALGLOBE, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of DigitalGlobe, Inc.

common stock for the [•], 2012 Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone–Please call toll-free [•] in the United States or [•] from foreign countries from any touch-tone telephone and follow the instructions. Have this proxy card available when you call and use the Company Number and Account Number shown on this proxy card.

OR

2. Vote by Internet–Please access www.[•].com and follow the on-screen instructions. Have this proxy card available when you access the web page, and use the Company Number and Account Number shown on this proxy card.

You may vote by telephone or Internet 24 hours a day, 7 days a week until [11:59 PM [•] Time] the day before the meeting. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3. Vote by Mail–If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return this proxy card in the envelope provided to: DigitalGlobe, Inc., c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.

▼ TO VOTE BY MAIL PLEASE COMPLETE, SIGN, DATE AND DETACH PROXY CARD

HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

PROPOSALS 1 AND 2

1.	Proposal to approve the issuance of DigitalGlobe, Inc. common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of July 22, 2012, as amended, and as may be further amended, by and among DigitalGlobe, Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC, and GeoEye, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Proposal to approve any motion to adjourn the DigitalGlobe special meeting, if necessary, to solicit additional proxies.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof.

Date: , 2012

Signature

Signature (if jointly held)

Title
Please sign exactly as your name or names appear on this proxy. For joint accounts, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, etc., please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL PLEASE COMPLETE, SIGN, DATE AND DETACH PROXY CARD

HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

DIGITALGLOBE, INC.

SPECIAL MEETING OF STOCKHOLDERS – [•], 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [            ] and [            ] and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of DigitalGlobe, Inc. held of record or in an applicable plan by the undersigned at the close of business on [•], 2012, at the Special Meeting of Stockholders to be held at [•], at [•] [a/p].m. [•] Time, on [•], [•], 2012, or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is made, this proxy will be voted as recommended by the board of directors of DigitalGlobe, Inc.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof, and hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement furnished herewith.

IMPORTANT – THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING

INSTRUCTIONS.